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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Centennial Cellular Corp. on Form S-4 of our report dated July 17, 1998, appearing in the Annual Report on Form 10-K of Centennial Cellular Corp. for the year ended May 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche
Stamford, CT

December 8, 1998

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